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Sean Reid
Cognos, 613-738-1440
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Ron Zambonini to Retire As Cognos CEO; Rob Ashe to Become New CEO in
Planned Leadership Transition

— Zambonini to be named Chairman of the Board —

OTTAWA, ON and BURLINGTON, MA, March 25, 2004 — Cognos® (Nasdaq: COGN; TSX: CSN), the world leader in business intelligence (BI) and corporate performance management, today announced that Ron Zambonini will be retiring from his CEO position effective at the company’s annual meeting of shareholders on June 23, 2004. Rob Ashe, currently president and chief operating officer of Cognos, will become CEO effective June 23, and will be nominated for election to the Cognos board of directors at the shareholders meeting. In addition, Mr. Zambonini will be named board chair effective at the June meeting, succeeding the current chair, James Tory, who will assume the position of lead director.

“As Ron retires as CEO and moves on to the role of board chair, I want to congratulate him on making Cognos one of the most influential and successful enterprise software companies in the world,” said Mr. Tory. “He’s done a superb job, and we look forward to his continued contribution to Cognos as our chair in this planned succession.”

Mr. Zambonini joined Cognos in 1989 as vice president of research and development and was promoted to senior vice president of R&D within a year. In January 1993, he was named president and chief operating officer and was promoted to president and CEO in September 1995.

“It has been a great honor to serve as CEO. Cognos is a company with limitless potential and opportunity in front of it,” said Mr. Zambonini. “Rob will be an excellent CEO. The outstanding leadership he has demonstrated – articulating our CPM vision, propelling Cognos ReportNet™ to market, developing a superb management team – has earned him the respect of our employees and customers alike, and uniquely equips him for his new role.”

During his tenure as chief operating officer, Mr. Ashe oversaw the company’s entry into the corporate performance management market, the successful acquisition of Adaytum, and the launch of the next-generation enterprise reporting solution, Cognos ReportNet. Mr. Ashe has served in numerous senior positions at Cognos, including chief operating officer, chief corporate officer, chief financial officer, senior vice president of research and development (R&D) and senior vice president of global customer services.

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“Following nearly a decade of working with Ron under his outstanding leadership as CEO of Cognos, I look forward to continuing our work together in our respective new roles,” said Mr. Ashe. “The opportunities in front of our company are tremendous. Driven by the strength of our senior management team, and with Ron as our chair, I am very confident we will turn those opportunities into continued successes for Cognos.”

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

This press release contains forward-looking statements relating to, among other things, the Company’s expectations concerning future revenues and earnings, product demand and growth opportunities; business outlook and business momentum; purchasing environment; new product introductions and customer reaction and acceptance of the Cognos ReportNet product; market positioning, business model and technology strategies and execution.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the Company’s ability to maintain revenue growth or to anticipate a decline in revenue from any of its products or services; the Company’s ability to develop and introduce new products and enhancements that respond to customer requirements and rapid technological change; new product introductions and enhancements by competitors; the Company’s ability to compete in an intensely competitive market; the Company’s ability to select and implement appropriate business models and strategies; fluctuations in its quarterly and annual operating results based on historical patterns; currency fluctuations; tax rate fluctuations; the impact of global economic conditions on the Company’s business; unauthorized use of the Company’s intellectual property; claims by third parties that the Company’s software infringes their intellectual property; the risks inherent in international operations, such as currency exchange rate fluctuations; the Company’s ability to identify, hire, train, motivate, and retain highly qualified management and other key personnel; and the Company’s ability to identify, pursue, and complete acquisitions with desired business results; as well as the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

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About Cognos:

Cognos, the world leader in business intelligence and corporate performance management, delivers software that helps companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage – Corporate Performance Management (CPM) – achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 22,000 customers in over 135 countries. Cognos enterprise business intelligence solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos, the Cognos logo, and ReportNet are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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